[TRUE NORTH LETTERHEAD]

Date:     May 4, 2000                                                       NEWS

Contact:  Kevin Smith:    312/425-6546
          Kathryn Woods:  212/727-5582

          FOR IMMEDIATE RELEASE


            TRUE NORTH REPORTS STRONG FIRST QUARTER EARNINGS GROWTH

 . Q1 earnings were up substantially on stronger organic growth and operating margin.
   - Organic growth was 13.5% (9.2% excluding Modem Media) compared with 1.4% a year ago.
   - Operating margin increased to 4.6% from 3.6%, placing TNO on track to meet its near-term goal.
   - Collaboration continues to bolster organic growth, with 32 collaborative wins in the quarter.

 . Net new business wins rose 235% to $268 million in equivalent annualized billings vs. a year ago.

 . Last week, FCB won the Compaq account, one of the ad industry's largest wins this year.

First Quarter Highlights

(Amounts in thousands, except per share data and percentages)
--------------------------------------------------------------------------------
                                            First Quarter Ended             %
                                         03/31/00          03/31/99      Change
--------------------------------------------------------------------------------
Commission and fee income               $ 359,588         $ 303,446        19%
Operating Income                        $  16,645         $  11,007        51%
Net Income                              $  10,160         $   4,873/1/    109%
EPS - Diluted                           $    0.20         $    0.10/1/    100%
Avg. Shs. Outstanding - Diluted            50,447            47,729         6%

Operating Margin                              4.6%              3.6%
--------------------------------------------------------------------------------
(1) 1999 excludes $4,070 pre-tax gain ($2,300 after-tax or $.05 per diluted share) on the sale of DoubleClick securities

================================================================================
"Our first quarter results place us on track to achieve our goals for 2000. True North's fundamentals continue to strengthen, with solid progress in both organic growth and profitability. Moreover, new business wins more than tripled in the first quarter compared with a year ago to the highest level in two years, building on the positive trend of recent quarters.

Increasingly, True North companies are in the running for the industry's most important assignments. Just last week, FCB Worldwide was awarded the global Compaq account, one of the largest wins in the advertising industry this year. This win further underscores FCB's recent rise to the global top-tier."

              -- David Bell, Chairman and Chief Executive Officer

================================================================================

                                    -MORE-

[TRUE NORTH LETTERHEAD]

Date:     May 4, 2000                                                       NEWS

Contact:  Kevin Smith:    312/425-6546
          Kathryn Woods:  212/727-5582

          FOR IMMEDIATE RELEASE


            TRUE NORTH REPORTS STRONG FIRST QUARTER EARNINGS GROWTH

CHICAGO--True North Communications Inc. (NYSE: TNO) today reported higher earnings for the first quarter of 2000 on the strength of higher organic growth and improved operating margin.

For the first quarter ended March 31, 2000, earnings per share grew 100% to $0.20 per share from $0.10 per share in 1999's first quarter, as net income more than doubled to $10.2 million compared with $4.9 million a year ago. Earnings in the first quarter of 1999 exclude the $4.1 million ($2.3 million after-tax or $0.05 per diluted share) gain on the sale of a portion of True North's holdings in DoubleClick securities. Including the gain on securities, first quarter 1999 net income was $7.2 million or $0.15 per diluted share. Historically, the first quarter is a seasonal low point from a revenue and earnings standpoint for True North.

First quarter 2000 revenue from commission and fee income increased 19% to $359.6 million, as organic growth rose to 13.5% compared with 1.4% in last year's first quarter. Excluding Modem Media (Nasdaq: MMPT), which is now approximately 46% owned by True North, organic growth was 9.2% compared with 1.3% a year ago. Net new business increased to $268 million in equivalent annualized billings, up from $80 million in the year-ago quarter. Operating income rose 51% to $16.6 million, as staff costs as a percentage of revenues decreased to 63.8% from 66.7% a year ago. With higher revenues and a lower staff costs ratio, operating margin increased to 4.6% from 3.6% in last year's first quarter.

David Bell, True North's Chairman and Chief Executive Officer, commented, "Our first quarter results place us on track to achieve our goals for 2000. True North's fundamentals continue to strengthen, with solid progress in both organic growth and profitability. In addition, net new business wins more than tripled in the first quarter compared with a year ago to the highest level in two years, building on the positive trend of recent quarters."

Bell also said, "Increasingly, True North companies are in the running for the industry's most important assignments. Just last week, FCB Worldwide was awarded the global Compaq account, one of the largest wins in the advertising industry this year. This win further underscores FCB's recent rise to the global top-tier."


                                    -MORE-

2/ TRUE NORTH REPORTS STRONG FIRST QUARTER EARNINGS GROWTH

Kevin Smith, True North's Chief Financial Officer, added, "We are pleased with our first quarter progress, particularly in organic growth and new business wins. The synergies we are gaining from the realignment are producing the savings we expected, and are having a positive impact on our compensation ratio and operating margin. Our first quarter office and general expenses increased more than we would like due in large part to expansion-related spending by Modem Media. Looking ahead, we will intensify our focus on improvement in this area."

First quarter EBITDA (earnings before interest, taxes, depreciation and amortization) was $33.3 million, up 19.3% from $27.9 million in the year-ago quarter. Depreciation and amortization totaled $17.0 million in this year's first quarter, compared with $12.7 million in last year's first quarter.

Key Growth Initiatives -- Organic Growth

Organic growth increased in the first quarter through a focus on expanding key client relationships, collaboration and new business. Highlights included:

================================================================================
Expanded Client Relationships

 .  Kraft awarded its Boca Burger brand to FCB Chicago, Oven Classics to FCB
   Canada
 .  Bristol-Myers Squibb awarded BSMG New York a new corporate assignment
 .  Tyco expanded its corporate advertising at Bozell Kamstra
 .  Gatorade selected FCB Australia to handle advertising
 .  IBM expanded its relationship with R/GA Interactive with several new assignments
 .  Datek Online assigned Bozell New York its direct marketing business
================================================================================

================================================================================
Collaboration Wins

Collaboration gained further momentum in the first quarter. True North added 32 new wins in the quarter from collaboration, with annualized revenue of approximately $11 million. The wins included the following:

 .  Don Coleman Advertising collaborated with Temerlin McClain to be named the first African-American Agency of Record for American Airlines
 .  Marketing Drive Worldwide collaborated with FCB to win Chrysler business
 .  BSMG Chicago collaborated with FCB Chicago to win an SC Johnson assignment
 .  New America Strategies Group agency SiboneyUSA worked with FCB Chicago to win
   Quaker Foods business
 .  R/GA Interactive worked with Avrett Free & Ginsberg, part of Bozell Group, to win two key assignments from Ralston Purina
 .  TN Media won media buying for Hoover, collaborating with FCB Worldwide
================================================================================


                                    -MORE-

3/ TRUE NORTH REPORTS STRONG FIRST QUARTER EARNINGS GROWTH

Key Growth Initiatives -- New Business

Net new business more than tripled to $268 million in equivalent annualized billings during the first quarter from $80 million in the year-ago period.

Bell noted, "The wins in the first quarter continued to build. We are especially pleased that FCB also recently won Compaq on the heels of Boeing early in the second quarter. Both are major global assignments won against tough competition
- powerful validation of our strategy of combining Bozell with FCB internationally."

First quarter wins included:

================================================================================
Major New Clients

 .  Monsanto awarded a major new account to FCB New York
 .  Trip.com assigned its advertising to FCB Chicago
 .  Microsoft assigned BSMG Washington as one of its public affairs agencies
 .  Council for Biotechnology awarded BSMG with a multi-year global integrated campaign
 .  Sony named R/GA Interactive for a major new web design project
 .  Gillette chose Marketing Drive Worldwide for sales promotion
================================================================================

================================================================================
Global Progress

 .  Amazon.com selected FCB Japan to handle advertising
 .  Disney Channel awarded FCB Latin America a major pan-regional advertising assignment
 .  John Deere expanded its relationship with FCB by naming FCB Canada
 .  Jordan Investment Board chose FCB Horizon
 .  Beiersdorf named FCB Brazil its agency for Nivea Visage
 .  Monsanto also awarded BSMG Worldwide a global assignment
================================================================================

Key Growth Initiatives - Q1 Acquisitions

In the first quarter, True North announced acquisitions related to two of its priorities -- to enhance FCB Europe and expand its BSMG Worldwide public relations brand globally.

FCB Europe

-- Portugal: In January, FCB acquired Edson Athayde Communicacao, one of Portugal's most creatively renowned agencies, which it combined with FCB Lisbon to form Edson/FCB Publicidade, a leading agency in Portugal.

-- Finland:   In March, FCB acquired Finnish agency Kauppamainos Oy, one of the oldest in Finland, to create Kauppamainos FCB. The new agency is among the top ten in Finland.

                                    -MORE-

4/ TRUE NORTH REPORTS STRONG FIRST QUARTER EARNINGS GROWTH

BSMG Worldwide

-- Germany: In February, BSMG acquired a leading Munich-based public relations and investor relations company, Management Profile Consulting GmbH (MPC). Under the agreement, MPC merged its operations with BSMG Worldwide's existing German operation to form BSMG Worldwide, Germany. The new agency became one of the top five public relations agencies in Germany.

Key Growth Initiatives - Developing Digital Brands

"True North's digital assets continue to grow stronger through the creation of new brands, acquisitions and accelerating organic growth," said Bell. Combined revenue for its digital brands, excluding Modem Media, is presently an estimated $65 million on an annualized basis.

The brands include: R/GA Interactive, an interactive design company and an emerging broadband player; SixtyFootSpider, a data-driven interactive communications brand launched late last year; Stein Rogan + Partners, a digital branding agency acquired in the fourth quarter of last year; Bozell Silicon Valley and BSMG CyberPR. True North is committed to developing those brands through such initiatives as its recent acquisition for SixtyFootSpider:

-- SixtyFootSpider: Earlier this week, True North's new interactive agency, SixtyFootSpider, launched in Q4, announced a transaction that builds its geographic presence and digital capabilities. SixtyFootSpider said it acquired the Communications Solutions Division (CSD) of Minneapolis-based Juntunen Media Group. The newly acquired interactive agency expands SixtyFootSpider's geographic presence, strengthens its services in such business-to-business solutions as high-end multimedia and web-based training, and adds a capability in broadband. CSD serves such select blue chip clients as Hallmark, Target and 3M.

True North also said that it retains its 46% stake in Modem Media (NASDAQ:
MMPT), following the postponement, due to market conditions, of Modem's proposed follow-on public stock offering. As announced last week, True North converted its approximately 11.1 million Class B shares in Modem Media to Class A shares, and will account for Modem under the equity method, effective for the second quarter of 2000.


About True North

True North Communications (NYSE: TNO) is a top global advertising and communications holding company. It has three major advertising agencies: FCB Worldwide, a top-tier global agency and the largest agency brand in the U.S.; and two strongly positioned agencies in the U.S., Bozell Group and Temerlin McClain. True North Diversified Companies group is comprised of leading communications services brands, including: BSMG Worldwide, public relations; Marketing Drive Worldwide, global marketing services; R/GA Interactive; Tierney & Partners, advertising and PR; TN Media; and New America Strategies Group, the largest multicultural marketer; among others. True North, based in Chicago, has annual revenues exceeding $1.4 billion and annual billings of more than $14 billion.

                                    -MORE-

CAUTIONARY STATEMENT

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause True North's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for True North's services, changes in competition, the ability of True North to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by True North that True North's plans and objectives will be achieved.


                                      ##

                           (Financial Table Follows)

                        True North Communications Inc.
                         Consolidated Income Statement
                            Quarter Ended March 31,
                       (000's, except per share amounts)
                                  (Unaudited)



                                             Memo - Excluding
                                              Restructuring
                                             And Other Items
                                           --------------------
                                             2000        1999        2000        1999
                                           --------    --------    --------    --------
Revenues                                   $359,588    $303,446    $359,588    $330,446
                                           --------    --------    --------    --------
Operating Expenses:
   Salaries and other employee benefits     229,355     202,464     229,355     202,464
   Office and general expenses              113,588      89,975     113,588      89,975
   Restructuring and other charges                -           -           -           -
                                           --------    --------    --------    --------
     Total operating expenses               342,943     292,439     342,943     292,439
                                           --------    --------    --------    --------

Operating Income                             16,645      11,007      16,645      11,007

Other Income (Expense)                       (2,465)     (2,714)     (2,465)      1,356
                                           --------    --------    --------    --------
Pretax Income                                14,180       8,293      14,180      12,363

Provision for Income Taxes                    6,097       3,603       6,097       5,373
                                           --------    --------    --------    --------
                                              8,083       4,690       8,083       6,990
Minority Interest Expense                     1,524         (27)      1,524         (27)
Equity Income                                   553         210         553         210
                                           --------    --------    --------    --------
Net Income                                 $ 10,160    $  4,873    $ 10,160    $  7,173
                                           ========    ========    ========    ========

Basic Earnings Per Share                   $   0.21    $   0.11    $   0.21    $   0.16
                                           ========    ========    ========    ========
Dilutive Earnings Per Share                $   0.20    $   0.10    $   0.20    $   0.15
                                           ========    ========    ========    ========
Operating Margin                                4.6%        3.6%        4.6%        3.6%
Average Shares Outstanding - Basic           49,095      46,090      49,095      46,090
Average Shares Outstanding - Diluted         50,447      47,729      50,447      47,729


Note:  There were no unusual items in the first quarter of 2000.
       First quarter 1999 results include gains on the sales of securities of $4,070 (pre-tax) or $.05 per diluted share.